SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Item 5.	Other Events and Required FD Disclosure.

The Board of Directors of United Pan Am Financial (NASDAQ:UPFC) (the “Company”) has decided to implement a plan to exit the federal thrift charter because of the increasing regulatory requirements associated with financing the non-prime automobile finance business with insured deposits from its thrift subsidiary, Pan American Bank, FSB. The Company is in the process of engaging advisors to select amongst the financing and other alternatives available which will enable the Company to conduct its non-prime auto lending business outside a federal thrift charter. In the meantime, the Company will continue with its planned expansion of its auto finance branch network and may, from time to time, sell auto receivables in order to control the amount of non-prime auto loans in its portfolio and reduce its reliance on insured deposits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp. (Registrant)

Dated:	March 30, 2004	By:	/s/ Garland Koch

		Name:	Garland Koch
		Title:	Chief Financial Officer

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